Exhibit 10.18

Amendment No. 10

to

Technical Services Agreement

This Amendment no. 10 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8, 2003, (the “Agreement”), shall be effective as of the 1st day of January, 2010.

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for changes in term that is covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.	Term and Termination

The Agreement shall be extended to remain in force and effect until October 8, 2018. Except as specified in the following section, any Services in progress upon the expiration or termination hereof shall be completed subject to the terms of this Agreement and any payments due there for shall be made in accordance with the terms hereof, even if such Services extend beyond the expiration or termination of this Agreement.

3.	Annex A

Cost per Flight Hour Rate Adjustment

In conjunction with the extension in term, the Hourly PBTH rate for aircraft with age greater than 60 months shall be reduced to $130.53 effective January 1, 2010.

Program rates shall be subject to escalation as outlined in the Agreement.

4.

Delta TechOps shall have the exclusive right to submit a “best and final bid” for future aircraft airframe (hangar), aircraft modification, aircraft paint and engine maintenance services, in the event that Delta does not submit a winning bid in the first round of proposals.

5.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN AIRLINES, LLC.		DELTA AIR LINES, INC.

By:	/s/ John S. Fredericksen	By:	/s/ Jack Turnbill
Name:	John S. Fredericksen	Name:	Jack Turnbill
Title:	Vice President	Title:	Vice President